Exhibit 23.02



                                     CONSENT



I hereby consent to the use of my opinion filed as Exhibit 5.01 to this Registration Statement.


                                      /s/ John R. McCall, Esq.
                                      John R. McCall, Esq.



Louisville, Kentucky
November 18, 1994